UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2008

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 2, 2008, dELiA*s, Inc. (the “Company”) entered into new employment agreements with Robert E. Bernard, its Chief Executive Officer, and Walter Killough, its Chief Operating Officer. Descriptions of the material terms and conditions of these agreements are provided below in Item 5.02 of this Form 8-K, which is hereby incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On December 2, 2008, the Company entered into a new employment agreement (the “CEO Agreement”) with Robert E. Bernard, its Chief Executive Officer. The CEO Agreement supersedes the employment agreement between the parties dated December 6, 2005, as amended on November 20, 2007.

The CEO Agreement is for a four-year term (subject to earlier termination as provided in the CEO Agreement), renewing automatically for successive one-year terms unless terminated by either party. Mr. Bernard will receive a base salary of not less than $650,000, subject to annual review by the Compensation Committee of the Board of Directors. Mr. Bernard is entitled to participate in the Company’s Management Incentive Plan each year during the term of his employment, subject to the terms and conditions of that plan governing eligibility and participation, with a target annual incentive award opportunity of not less than 90% of his base salary. Mr. Bernard is eligible to receive stock incentive awards under the Company’s Amended and Restated 2005 Stock Incentive Plan and other benefits as are made available to the Company’s employees generally. Pursuant to the terms of the CEO Agreement, on December 2, 2008, Mr. Bernard received a grant of options to purchase 304,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. These options have an exercise price per share of $2.13 and vest in four equal annual installments commencing on the first anniversary of the CEO Agreement and continuing thereafter on the next three succeeding anniversary dates of the CEO Agreement.

During the term of the CEO Agreement, the Company will nominate Mr. Bernard to serve as a member of the Board at each annual meeting of stockholders. Upon the termination of Mr. Bernard’s employment, he will be deemed to have resigned from the Board and the board of any subsidiary of the Company if he is then currently serving on the Board or the board of any subsidiary.

If the CEO Agreement is terminated for Cause (as defined in the CEO Agreement), Mr. Bernard will be entitled to receive (i) his base salary through the date of termination; (ii) the right to exercise all outstanding vested stock options that are vested as of the date of termination during the 30-day period following such date, and all unvested stock options will be forfeited and cancelled; and (iii) additional benefits to the extent then due or earned. If the CEO Agreement is terminated without Cause or is constructively terminated without cause (as defined in the CEO Agreement), Mr. Bernard will be entitled to receive (a) his base salary through the date of termination; (b) his base salary for a period of 12 months following the date of termination; (c) a lump payment equal to one time target bonus under the Company’s Management Incentive Plan within 30 days of the date of termination; (d) the vesting of all unvested options as of the date of termination and the right to exercise all outstanding stock options that are vested as of the date of termination during the one-year period following such date, or for the remainder of the exercise period, if less; (e) continued participation in the Company’s medical and dental benefit plans during the 12-month period following the date of termination; and (f) additional benefits to the extent then due or earned. If the CEO Agreement is terminated without Cause or is constructively terminated without cause within one year following a Change of Control (as defined in the CEO Agreement), Mr. Bernard will be entitled to receive (1) his base salary through the date of termination; (2) his base salary for a period of 18 months following the date of termination; (3) a lump payment equal to one time target bonus under the Company’s Management Incentive Plan within 30 days of the date of termination; (4) the vesting of all unvested options as of the date of termination and the right to exercise all outstanding stock options that are vested as of the date of termination during the one-year period following such date, or for the remainder of the exercise period, if less; (5) continued participation in the Company’s medical and dental benefit plans during the 18-month period following the date of termination; and (6) additional benefits to the extent then due or earned.

The CEO Agreement also contains customary confidentiality provisions, as well as non-competition and non-solicitation provisions that extend for a minimum of one-year following termination of Mr. Bernard’s employment with the Company.

On December 2, 2008, the Company also entered into a new employment agreement (the “COO Agreement”) with Walter Killough, its Chief Operating Officer. The COO Agreement supersedes the employment agreement between the parties dated December 6, 2005, as amended on November 20, 2007.

The COO Agreement is for a four-year term (subject to earlier termination as provided in the COO Agreement), renewing automatically for successive one-year terms unless terminated by either party. Mr. Killough will receive a base salary of not less than $400,000, subject to annual review by the Compensation Committee of the Board of Directors. Mr. Killough is entitled to participate in the Company’s Management Incentive Plan each year during the term of his employment, subject to the terms and conditions of that plan governing eligibility and participation, with a target annual incentive award opportunity of not less than 60% of his base salary, subject to annual review. Mr. Killough is eligible to receive stock incentive awards under the Company’s Amended and Restated 2005 Stock Incentive Plan and other benefits as are made available to the Company’s employees generally. Pursuant to the terms of the COO Agreement, on December 2, 2008, Mr. Killough received a grant of options to purchase 182,500 shares of Common Stock. These options have an exercise price per share of $2.13 and vest in four equal annual installments commencing on the first anniversary of the date of the COO Agreement and continuing thereafter on the next three succeeding anniversary dates of the COO Agreement.

During the term of the COO Agreement, the Company will nominate Mr. Killough to serve as a member of the Board at each annual meeting of stockholders. Upon the termination of Mr. Killough’s employment, he will be deemed to have resigned from the Board and the board of any subsidiary of the Company if he is then currently serving on the Board or the board of any subsidiary.

If the COO Agreement is terminated for Cause (as defined in the COO Agreement), Mr. Killough will be entitled to receive (i) his base salary through the date of termination; (ii) the right to exercise all outstanding vested stock options that are vested as of the date of termination during the 30-day period following such date and all unvested stock options will be forfeited and cancelled; and (iii) additional benefits to the extent then due or earned. If the COO Agreement is terminated without Cause or is constructively terminated (as defined in the COO Agreement), Mr. Killough will be entitled to receive (a) his base salary through the date of termination; (b) his base salary for a period of 12 months following the date of termination; (c) a lump payment equal to one time target bonus under the Company’s Management Incentive Plan within 30 days of the date of termination; (d) the vesting of all unvested options as of the date of termination and the right to exercise all outstanding stock options that are vested as of the date of termination during the one-year period following such date, or for the remainder of the exercise period, if less; (e) continued participation in the Company’s medical and dental benefit plans during the 12-month period following the date of termination; and (f) additional benefits to the extent then due or earned. If the COO Agreement is terminated without Cause or is constructively terminated within one-year following a Change of Control (as defined in the COO Agreement), Mr. Killough will be entitled to receive (1) his base salary through the date of termination; (2) his base salary for a period of 18 months following the date of termination; (3) a lump payment equal to one time target bonus within 30 days of the date of termination; (4) the vesting of all unvested options as of the date of termination and the right to exercise all outstanding stock options that are vested as of the date of termination during the one-year period following such date, or for the remainder of the exercise period, if less; (5) continued participation in the Company’s medical and dental benefit plans during the 18-month period following the date of termination; and (6) additional benefits to the extent then due or earned.

The COO Agreement also contains customary confidentiality provisions, as well as non-competition and non-solicitation provisions that extend for a minimum of one-year following termination of Mr. Killough’s employment with the Company.

The foregoing are summaries of certain material terms and conditions of the CEO Agreement and the COO Agreement, and are qualified in their entireties by the full text of the CEO Agreement and the COO Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and which are incorporated herein by reference.

Other Compensatory Arrangements

On December 2, 2008, the Compensation Committee of the Board of Directors approved special bonuses to Robert E. Bernard ($216,625), Walter Killough ($216,625) and Marc G. Schuback ($42,750) in consideration of the performance of each in connection with the successful completion of the previously announced sale of the assets and certain related liabilities of the Company’s CCS business to a wholly-owned subsidiary of Foot Locker, Inc.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are being filed herewith:

10.1	Employment Agreement, dated as of December 2, 2008, between dELiA*s, Inc. and Robert E. Bernard.

10.2	Employment Agreement, dated as of December 2, 2008, between dELiA*s, Inc. and Walter Killough.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: December 5, 2008	By:	/s/ Stephen A. Feldman
Stephen A. Feldman, Chief Financial Officer

EXHIBIT INDEX

10.1	Employment Agreement, dated as of December 2, 2008, between dELiA*s, Inc. and Robert E. Bernard.

10.2	Employment Agreement, dated as of December 2, 2008, between dELiA*s, Inc. and Walter Killough.